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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                          --------------------

                                FORM 8-K

                             CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  December ___, 2004

                            Adams Golf, Inc.
           (Exact Name of Registrant as Specified in Charter)

          Delaware                  000-24583            75-2320087
(State or Other Jurisdiction      (Commission          (IRS Employer
     of Incorporation)            File Number)      Identification No.)

  300 Delaware Avenue, Suite 572
       Wilmington, Delaware                         19801
  (Address of Principal Executive Offices)       (Zip Code)

   Registrant's telephone number, including area code:  (302) 427-5892

                             Not applicable
      (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [   ]     Written communications pursuant to Rule 425 under the
               Securities Act (17 CFR 230.425)

     [   ]     Soliciting material pursuant to Rule 14a-12(b) under the
               Exchange Act (17 CFR 240.14a-12(b))

     [   ]     Pre-commencement communications pursuant to Rule 14d-2(b)
               under the Exchange Act (17 CFR 240.14d-2(b))

     [   ]     Pre-commencement communications pursuant to Rule 13e-4(c)
               under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.     Other Events.

     During the week of December 6, 2004, we uncovered evidence suggesting that a former employee embezzled funds from us in the amount of approximately $970,000. Upon making a preliminary determination of impropriety, we engaged our audit committee, and filed a criminal complaint. In addition, we involved our external auditors and our outside counsel to confirm our preliminary determination of impropriety. As a result of the investigation performed to date, we believe that we have identified the extent of the fraudulent activity. Specifically, we believe that the fraud was perpetrated by a single individual during the period beginning approximately May 2001 and ending approximately November 2004. Our investigation is not complete. We have notified our insurance company of the loss under our crime insurance policy and believe we have sufficient coverage to recoup our losses; however, the insurance carrier is continuing its review of the matter.

     We are currently working with the audit committee of our board of directors and our external auditors to ensure appropriate accounting treatment and to identify any potential impact on our historical financial statements. We currently believe there will be no net income
(loss) change for any of the historical financial statements. To the extent the Company recovers under any of its insurance policies, the gain would be reflected in future financial statements.

     We are continuing to review our internal controls over financial reporting, both overall and in light of this development. As an initial step to prevent future fraudulent activity, we have modified certain of our internal controls including the process by which bad debt expense is authorized and approved. We are evaluating further actions to improve our internal controls as a result of this matter. However, there can be no assurance that our controls and procedures will prevent future errors or fraudulent activity.



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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ADAMS GOLF, INC.


Date:  December 30, 2004                By:  /s/  ERIC LOGAN
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                                           Eric Logan
                                           Chief Financial Officer